UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2016

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414

(Commission File Number)

Texas	72-1121985
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2016, W&T Offshore, Inc. (with subsidiaries referred to herein as the “Company”) entered into a Fifth Amendment (the “Fifth Amendment”) to that certain Fifth Amended and Restated Credit Agreement dated as of November 8, 2013, among the Company, Toronto Dominion (Texas) LLC, as administrative agent, and certain of the Company’s lenders and other parties thereto (as heretofore amended, the “Credit Agreement”). The effectiveness of the Fifth Amendment is conditioned on, among other requirements, the concurrent consummation of each of the following on or prior to October 31, 2016, (a) the participation in the Exchange Offer (as defined below) by holders of at least 68.5% of the $900.0 million of outstanding principal amount of the Company’s 8.500% Senior Notes due 2019 (the “Existing Notes”) and (b) the repayment of a portion of outstanding borrowings under the Credit Agreement with all of the net cash proceeds of a $75.0 million term loan under a senior secured 1.5 lien term loan credit agreement to be entered into among the Company, an administrative agent and certain holders of the Existing Notes and others as lenders.

As previously disclosed, the Company revised certain terms of the Exchange Offer on August 16, 2016. On the Fifth Amendment effective date, the Fifth Amendment will permit the Company’s currently outstanding offer, as amended (the “Exchange Offer”), to certain eligible holders to exchange the Existing Notes for an aggregate maximum (assuming all $900.0 million outstanding principal amount is exchanged) of (i) 76,590,000 shares of common stock, par value $0.00001 per share, of the Company, (ii) $202.5 million aggregate principal amount of the Company’s new 9.00%/10.75% Senior Second Lien PIK Toggle Notes due 2020 and (iii) $180.0 million aggregate principal amount of the Company’s new 8.50%/10.00% Senior Third Lien PIK Toggle Notes due 2021 (collectively, the “New Securities”).

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fifth Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above hereby is incorporated into this Item 2.03 by reference.

Item 8.01 Other Events.

On August 31, 2016, the Company issued a press release to announce the early participation results for the Exchange Offer.

The New Securities have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Fifth Amendment to the Fifth Amended and Restated Credit Agreement, dated as of August 25, 2016, by and among W&T Offshore, Inc., Toronto Dominion (Texas) LLC, as administrative agent and the various agents and lenders party thereto.

99.1	Press release issued by the Company on August 31, 2016, announcing early participation results for the Exchange Offer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC.
(Registrant)

Dated: August 31, 2016	By:	/s/ John D. Gibbons
	Name:	John D. Gibbons
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fifth Amendment to the Fifth Amended and Restated Credit Agreement, dated as of August 25, 2016, by and among W&T Offshore, Inc., Toronto Dominion (Texas) LLC, as administrative agent and the various agents and lenders party thereto.

99.1	Press release issued by the Company on August 31, 2016, announcing early participation results for the Exchange Offer.

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